Execution Version
Hawaiian Electric Exhibit 10.3

BORROWER PURCHASE AND CONTRIBUTION AGREEMENT
Dated as of May 17, 2024 among
HE AR INTER LLC,
as Seller,
HAWAIIAN ELECTRIC COMPANY, INC.,
as Servicer,
and
HE AR BRWR LLC,
as Buyer

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CONTENTS

Clause	Subject Matter	Page
ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1 Agreement To Purchase and Sell		2
SECTION 1.2 Timing of Purchases		3
SECTION 1.3 Consideration for Purchases		3
SECTION 1.4 Borrower Purchase Termination Date		3
SECTION 1.5 Intention of the Parties		3

ARTICLE II
[RESERVED]

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Purchase Price Payment		4
SECTION 3.2 Subsequent Purchase Price Payments		4
SECTION 3.3 [Reserved]		4
SECTION 3.4 Settlement as to Specific Receivables; Reconveyance of Specific Receivables		4

ARTICLE IV
CONDITIONS OF PURCHASES

SECTION 4.1 Conditions Precedent to Initial Purchase		5
SECTION 4.2 Certification as to Representations and Warranties		6

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 5.1 Representations and Warranties		7

ARTICLE VI
COVENANTS OF THE SELLER
SECTION 6.1 Covenants		10
SECTION 6.2 Separateness Covenants		13

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF SUBJECT RECEIVABLES

SECTION 7.1 Rights of the Buyer		14
SECTION 7.2 Responsibilities of the Seller		14
SECTION 7.3 Further Action Evidencing Purchases		15
SECTION 7.4 [Reserved]		15
SECTION 7.5 Performance of Obligations		15

ARTICLE VIII
THE SERVICER AND SERVICING IN RESPECT OF SUBJECT RECEIVABLES
SECTION 8.1 Servicing		16
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-ii-

SCHEDULES

Schedule I	List and Location of the Seller
Schedule II	Location of Books and Records of the Seller
Schedule III	[Reserved]
Schedule IV	Notice Addresses

-i-

This SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 17, 2024 is entered into among HE AR INTER LLC a Delaware limited liability company (the “Seller”), Hawaiian Electric Company, Inc., a Hawaiian corporation (“HECO” or the “Company”), as the initial Servicer, and HE AR BRWR LLC, a Delaware limited liability company (the “Buyer”).
INTRODUCTORY STATEMENT
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the ABL Credit Agreement, dated as of the date hereof, among HE AR BRWR LLC, as borrower, the several banks and other financial institutions from time to time parties thereto as Lenders, Barclays Bank PLC, as administrative agent, funding agent and collateral agent for the benefit of the Secured Parties (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) and the other agents party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”).
Certain capitalized terms used herein are defined in Section 11.16.
All references herein to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.
BACKGROUND
1.    The Buyer is a bankruptcy remote special purpose limited liability company that is a wholly-owned direct subsidiary of HE AR INTER LLC, a bankruptcy remote special purpose limited liability company that, in turn, is a direct wholly-owned subsidiary of HECO.
2.    The Seller has entered into the Purchase and Contribution Agreement with HECO, Maui Electric Company, Limited and Hawaii Electric Light Company, Inc. (each an “Originator”), dated as of the date hereof (the “Intermediate Purchase Agreement”; all references to the Intermediate Purchase Agreement shall be understood as references to the Intermediate Purchase Agreement as in effect on the date hereof), pursuant to which it from time to time will acquire certain Subject Receivables and the parties hereto wish that any such Subject Receivables (other than the Excluded Amounts (as defined below)) acquired by the Seller pursuant to the Intermediate Purchase Agreement shall be automatically upon such acquisition be purchased by the Buyer hereunder;
3.    The parties hereto intend each such transaction hereunder to be a true sale and/or an absolute contribution and conveyance, as applicable, of the Subject Receivables and the Related Rights in respect of such Subject Receivables by the Seller to the Buyer, providing the Buyer with the full benefits of ownership of such Subject Receivables, and the Seller and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to the Seller.
4.    The Seller acknowledges that the Buyer intends to grant a security interest in the Subject Receivables, Related Security and the Related Rights, including its right, title and interest in this Agreement, to the Subject Receivables, the Related Security and Related Rights (including this agreement), to the Administrative Agent for the benefit of the Secured Parties to secure its obligations under the ABL Credit Agreement.

5.    The Buyer acknowledges that a portion of the payments made by the various obligors under the Receivables (referred to herein as the “Account Debtors”) in connection with their payments of the Receivables consist of taxes and certain other Excluded Amounts (as defined below) that the Originators are required to collect for third parties (such as GEMS).
6.    The Buyer further acknowledges that the Originators may designate a percentage of the outstanding amount of Receivables at any time as Excluded Receivables. Such Excluded Receivables shall not constitute Subject Receivables under the Intermediate Purchase Agreement or hereunder and any proceeds in respect of such Excluded Receivables shall, to the extent paid to any account of the Seller (including any Intermediate Account) or the Buyer be turned over to or at the direction of, the relevant Originator or its designee.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
AGREEMENT TO PURCHASE AND SELL
SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, the Seller hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from Seller from time to time on or after the Purchase Agreement Effective Date, but before the Borrower Purchase Termination Date (as defined in Section 1.4), all of the Seller’s right, title and interest (but not obligations) in and to:
(a)    each Subject Receivable now or hereafter acquired by the Seller under the Intermediate Purchase Agreement to but excluding the Borrower Purchase Termination Date (as defined below);
(b)    all Related Security with respect to any of the foregoing Subject Receivables;
(c)    all Related Rights (as defined in the Intermediate Purchase Agreement) with respect to any of the foregoing Subject Receivables;
(d)    to the extent not already covered in clause (c) above,
(i)    all monies due or to become due to the Seller with respect to any of the foregoing;
(ii)    all books, records and other information of the Seller to the extent related to any of the foregoing;
(iii)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by the Seller on or after the Cut-Off Date (as defined in the Intermediate Purchase Agreement) in respect of the Subject Receivables or Related Security, (including all Collections described in Section 1.1(f) of the Intermediate Purchase Agreement) other than Excluded Amounts;
(iv)    all rights, remedies, powers, privileges, title and interest (but not obligations) with respect to the Subject Receivables sold or contributed hereunder; and

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(v)    all rights, remedies, powers, privileges, title and interest (but not obligations) in and to all Controlled Accounts and Collateral Agent Deposit Accounts into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC).
All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Seller set forth in this Agreement and each other Loan Document to which they are a party. No obligation or liability to any Account Debtor or any other Person on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing agreement to purchase Subject Receivables and the proceeds and rights described in clauses (c) and (d) (collectively; the “Related Rights”), is herein called the “Borrower Purchase Facility.”
SECTION 1.2 Timing of Purchases.
(a)    Effective Date Purchases. Effective on the Purchase Agreement Effective Date, the Seller hereby sells to the Buyer, and the Buyer hereby purchases, Buyer’s entire right, title and interest in, to and under (i) each Subject Receivable that is purchased by the Seller on the Purchase Agreement Effective Date and (ii) all Related Rights and Related Security with respect thereto.
(b)    Subsequent Purchases. After the Purchase Agreement Effective Date, until the Borrower Purchase Termination Date, each Subject Receivable and the Related Rights for such Subject Receivable acquired by the Seller shall be, and shall be deemed to have been, sold by the Seller to the Buyer (and without further action other than the payment (including by way of netting) of the Purchase Price to the Seller or its designee) on the date on which such Subject Receivable is acquired (or if such day is not a Business Day, the following Business Day) (the Payment Date on which the sale of a Receivable takes place, the “Sale Date” with respect to such Receivable).
SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay the Purchase Price for the Subject Receivables and Related Rights to the Seller or its designees in accordance with Article III. For purposes hereof, “Purchase Price” shall mean, with respect to any Subject Receivable, the same price paid by the Seller to each Originator for such Subject Receivable on such Business Day.
SECTION 1.4 Borrower Purchase Termination Date. The “Borrower Purchase Termination Date” shall be the earlier to occur of (a) the Final Payout Date, and (b) following any Purchase Termination Date (as defined in the Intermediate Purchase Agreement), the date on which the Seller has ceased to purchasing receivables under the Intermediate Purchase Agreement and all the Subject Receivables owned by the Seller as of such date have been sold to Buyer hereunder.
SECTION 1.5 Intention of the Parties.
(a)    It is the express intent of the Seller and the Buyer that each conveyance by the Seller to the Buyer pursuant to this Agreement of the Subject Receivables, (including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC), and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Subject Receivables and Related Rights by the Seller to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of the Seller) and that the right, title and interest in and to such Subject Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured

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lenders, purchasers and any Person claiming through Seller. The parties acknowledge that an outright sale of Receivables or an interest in Receivables is a “security interest” within the meaning of UCC 1-201(b)(35) and as such, the terms and terminology of UCC Article 9 will apply to this Agreement and be used in, or in connection with, this Agreement without thereby affecting the nature of the outright sale hereunder and as such it is also the intent of the parties that this Agreement shall be, and hereby is, a “security agreement” within the meaning of the UCC. However, if, contrary to the mutual intent of the parties, any conveyance of Subject Receivables, including without limitation any Subject Receivables constituting general intangibles as defined in the UCC, or any Related Rights with respect thereto is not construed to be both a valid and perfected sale and absolute assignment of such Subject Receivables or Related Rights, and a conveyance of such Subject Receivables or Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through the Seller, then, it is the intent of the Seller and the Buyer that the Seller shall be deemed to have granted to the Buyer as of the date of this Agreement, and the Seller hereby grants to the Buyer, a security interest in, to and under all of the Seller’s right, title and interest in and to the Subject Receivables and the Related Rights now existing and hereafter created by an Originator and transferred or purported to be transferred under the Intermediate Purchase Agreement, to secure the Seller’s obligations hereunder (including, without limitation, pursuant to Section 3.4 and Section 10.1 hereof).
(b)    The Seller acknowledges that the Buyer has granted to the Administrative Agent under the ABL Credit Agreement, for the benefit of the Lenders thereunder and the other Secured Parties set forth therein, a security interest in all or substantially all of Buyer’s personal property, including Buyer’s right, title and interest in this Agreement and Buyer hereby confirms that it recognizes the Administrative Agent’s security interest (and right to exercise such security interest) herein.
ARTICLE II
[RESERVED]

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to the Seller or its designee the Purchase Price for the purchase to be made from Seller on the Purchase Agreement Effective Date in a combination of, at the election of the Buyer, (a) cash of the Buyer (subject to netting) or (b) through a contribution to the Buyer by the Seller representing an increase in the value of the equity interest of the Seller in the Buyer in a combined amount equal to the amount of the Purchase Price of Subject Receivables contributed.
SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Purchase Agreement Effective Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to the Seller or its designee the Purchase Price for the Subject Receivables and the Related Rights sold by Seller on such Payment Date in a combination of, at the election of the Buyer, (a) cash of the Buyer (subject to netting) or (b) through a contribution to the Buyer representing an increase in the value of the equity interest of the Seller in the Buyer equal to the amount of the Purchase Price of Subject Receivables contributed.
SECTION 3.3 [Reserved].
SECTION 3.4 Settlement as to Specific Receivables; Reconveyance of Specific Receivables.
(a)    [Reserved],

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(b)    Upon (i) receipt by the Seller of any notice under Section 3.4 of the Intermediate Purchase Agreement or (ii) any Seller Responsible Officer or Servicer Responsible Officer obtaining knowledge of any Subject Receivable included in the Borrowing Base under the ABL Credit Agreement being deemed an Reconveyable Receivable or any Subject Receivable included in the Borrowing Base that is not an Reconveyable Receivable being reduced or canceled as a result of any Dilution Factor, the Seller (or the Servicer, as applicable) shall promptly (but in any event not later than 1 Business Day after receiving notice or obtaining knowledge thereof) give notice to the other parties hereto. The Buyer shall, within 10 Business Days from the date of such notice, have the right to instruct the Seller to take all elections described in Section 3.4 of the Intermediate Purchase Agreement, and the Seller hereby agrees and acknowledges that it shall take no election thereunder unless instructed to do so by the Buyer (provided that the foregoing shall not in any way prevent the Seller from complying with a repurchase election made by an Originator pursuant to Section 3.4 of the Intermediate Purchase Agreement).
(i)    If the relevant Reconveyable Receivable is to be reconveyed to an Originator pursuant to Section 3.4(b)(i) of the Intermediate Purchase Agreement (whether because
(x) the Buyer has instructed the Seller to elect such reconveyance, or (y) any Originator has made such election), the Buyer hereunder shall reconvey such Reconveyable Receivable to the Seller upon receipt from Seller of the Purchase Price for such Reconveyable Receivable in cash, subject to netting, by wire transfer to a Borrower Account.
(ii)    If the relevant Reconveyable Receivable is to be reconveyed to an Originator pursuant to Section 3.4(b)(ii) of the Intermediate Purchase Agreement, the Buyer hereunder shall reconvey such Reconveyable Receivable to the Seller upon receipt from Seller of the Purchase Price for such Reconveyable Receivable in cash, subject to netting, by wire transfer to a Borrower Account.
(c)    Any reconveyance hereunder shall be without recourse and without representation or warranty except that such Subject Receivable is free and clear of all liens, security interests, charges and encumbrances created by the Buyer. Once so reconveyed by the Buyer to the Seller (or its designee), the Seller shall not thereafter sell such Receivable to the Buyer. The Servicer shall be jointly and severally liable with the Seller as to its obligations to the Buyer with respect to Dilution Amounts and the payment of the Purchase Price of Reconveyable Receivables, as provided in this Section 3.4.
(d)    Although the Purchase Price for each Subject Receivable purchased after the date hereof shall be due and payable by the Buyer to the Seller on the applicable Payment Date, a reconciliation of the Purchase Prices between Buyer and Seller may be effected on any date of determination thereafter as part of reconciling the records as it relates to the outstanding balance of any such Subject Receivable whether as a result of a Dilution Factor or otherwise.
ARTICLE IV
CONDITIONS OF PURCHASES

SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer and the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) shall have received the following, each (unless otherwise indicated) dated the Purchase Agreement Effective Date, and each in form and substance satisfactory to the Buyer and the Administrative Agent (the date on which all such items have been received, the “Purchase Agreement Effective Date”):
(a)    a copy of the resolutions or unanimous written consent of the board of directors or other governing body of the Seller approving this Agreement and the other Loan Documents to be executed

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and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary or other appropriate Seller Responsible Officer;
(b)    good standing certificates for the Seller issued as of a recent date reasonably acceptable to the Buyer and the Administrative Agent by the Secretary of State (or similar official) of the jurisdiction of the Seller’s organization or formation;
(c)    a certificate of a Seller Responsible Officer certifying the names and true signatures of the officers authorized on the Seller’s behalf to sign this Agreement and the other Loan Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent and each Lender may conclusively rely until such time as the Servicer, the Buyer and the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    the certificate of formation (including all amendments and modifications thereto), as applicable, duly certified by the Secretary of State of the jurisdiction of the Seller’s organization as of a recent date, together with a copy of the limited liability company agreement or other governing documents of the Seller as currently in effect (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary or other appropriate Seller Responsible Officer;
(e)    proper financing statements (Form UCC-1) that have been duly authorized and name the Seller as the debtor/seller and the Buyer as the buyer/assignor secured party (and the Administrative Agent, for the benefit of the Secured Parties, as total assignee / secured party) of the Subject Receivables sold by the Seller as may be necessary or, in the Buyer’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Subject Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;
(f)    a written search report from a Person reasonably satisfactory to the Buyer and the Administrative Agent listing all effective financing statements that name the Seller as debtors or sellers and that are filed in all jurisdictions in which filings may be made against the Seller pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those released or terminated, as the case may be, prior to the date hereof), shall cover any Subject Receivable or any Related Rights which are to be sold to the Buyer hereunder, and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person reasonably satisfactory to the Buyer and the Administrative Agent showing no evidence of such liens filed against the Seller;
(g)    [reserved];
(h)    evidence (i) of the execution and delivery by each of the parties thereto of each of the Loan Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such Loan Documents has been satisfied to the Buyer’s and the Administrative Agent’s satisfaction; and
(i)    evidence that the conditions precedent in Section 4.1(i) and (j) of the Intermediate Purchase Agreement shall have been satisfied.
SECTION 4.2 Certification as to Representations and Warranties. On each day that a new Subject Receivable is sold or purportedly sold to the Buyer hereunder, the Seller shall be deemed to have certified that (i) all representations and warranties set forth in Section 5.1 are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such

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representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)) and (ii) no Purchase and Contribution Termination Event, Unmatured Purchase and Contribution Termination Event, Default or Event of Default has occurred and is continuing under the ABL Credit Agreement, or would result from the sale of such Receivables. Notwithstanding the foregoing, nothing in this Section 4.2 shall require the Seller to make as of a date later than the applicable Sale Date any representation or warranty with respect to a Subject Receivable that it has transferred to the Buyer, but the Seller shall promptly notify the Buyer and the Administrative Agent if a Seller Responsible Officer has knowledge that a representation and warranty that it made under this Agreement was not correct when made.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER
SECTION 5.1 Representations and Warranties. In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, the Seller hereby represents and warrants to Buyer and to the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) with respect to itself that each representation and warranty set forth in this Section is true and correct with respect to it and the Subject Receivables sold by it hereunder on the day such Subject Receivables are sold by it hereunder:
(a)    Organization and Good Standing. The Seller is duly and validly organized and existing in good standing under the laws of its jurisdiction of organization, formation or charter (it being understood that the Seller as of the date hereof organized under the laws of Delaware).
(b)    Due Qualification. The Seller is duly licensed or qualified to transact business in each other jurisdiction where failure to so qualify have a Seller Material Adverse Effect.
(c)    Power and Authority; Due Authorization. The Seller (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Loan Documents to which it is a party, (B) perform its obligations under this Agreement and the other Loan Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party have been duly authorized by Seller by all necessary action and (C) grant a security interest in the Subject Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party.
(d)    Binding Obligations. This Agreement and each of the other Loan Documents to which it is a party constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Conflict or Violation. The execution and delivery of this Agreement and each other Loan Document to which Seller is a party, the performance of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a

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default under (x) its organizational documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other material agreement or material instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other material agreement or material instrument, other than this Agreement and the other Loan Documents or (iii) conflict with or violate any Applicable Law, except in the case of subclauses (i)(y), (ii) and (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect or a Seller Material Adverse Effect.
(f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to its knowledge threatened, against the Seller before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Loan Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document to which it is a party or (iii) seeking any determination or ruling that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents to which it is a party.
(g)    No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Loan Document to which it is a party, except for the PUC Final Order, the consents, licenses, approvals, registrations, authorizations or declarations that have already been obtained or those consents, licenses, approvals, registrations, authorizations or declarations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect or a Seller Material Adverse Effect.
(h)    [Reserved]
(i)    [Reserved]
(j)    Names and Location. The Seller has not used any corporate names, trade names or assumed names since the date of its formation other than its name set forth on the signature pages hereto. The Seller is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date of its formation has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where the Seller (or the Servicer on behalf of the Seller) keeps its records concerning the Subject Receivables is at the address(es) set forth on Schedule II.
(k)    [Reserved]
(l)    Eligible Non-Residential Accounts and Eligible Residential Accounts. Other than any Subject Receivable not included in the Borrowing Base, each Subject Receivable sold, transferred or assigned hereunder by the Seller to the Buyer is an Eligible Non-Residential Account or an Eligible Residential Account (each as defined in the ABL Credit Agreement) on the applicable Sale Date. No Subject Receivable, whether or not included in the Borrowing Base, is an account with respect to which the Account Debtor is subject to any Sanctions, including a person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or which is a designated person named on any similar applicable list.
(m)    [Reserved].

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(n)    Margin Stock; Investment Company Act. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Seller is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.
(o)    Other Loan Documents. Each representation and warranty made by the Seller under each other Loan Document to which it is a party is true and correct in all material respects as of the date when made or deemed made.
(p)    [Reserved]
(q)    [Reserved]
(r)    [Reserved]
(s)    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect, the Seller has timely filed (or validly extended) or caused to be filed (or validly extended) all material Tax returns and reports required by Applicable Law to have been filed by it and has paid or caused to be paid all Taxes required to be paid by it, except any Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established. The Seller is (x) a wholly-owned direct subsidiary of a US Person that is a corporation for US federal income tax purposes and (y) a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes.
(t)    Opinions. The facts regarding the Seller, the Subject Receivables sold by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Loan Documents are true and correct in all material respects.
(u)    No Fraudulent Conveyance. No sale hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
(v)    [Reserved]
(w)    [Reserved]
(x)    Perfection; Good Title. Immediately preceding its sale of each Subject Receivable hereunder, the Seller was the owner of such Subject Receivable sold or purported to be sold free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of the Seller’s right, title and interest in, to and under the Subject Receivables and Related Rights sold or transferred or purported to be sold or transferred by it, free and clear of any Adverse Claims enforceable against creditors of and purchasers from the Seller. At the time such Subject Receivable is sold or purported to be sold hereunder by Seller, all appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Rights from the Seller to the Buyer pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in New York UCC Section 1-201(b)(35)) in the Seller’s right, title

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and interest in, to and under the Subject Receivables and Related Rights. Upon sale or transfer to the Buyer of each new Subject Receivable sold or otherwise conveyed or purported to be sold or conveyed hereunder, and on the Purchase Agreement Effective Date for then existing Subject Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Subject Receivable sold to it hereunder, free and clear of any Adverse Claim. The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC. Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Subject Receivables or Related Rights except as permitted by this Agreement and the other Loan Documents. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Subject Receivables and Related Rights other than any financing statement (i) in favor of Buyer (where the Administrative Agent for the benefit of the Secured Parties under the ABL Credit Agreement as assignees of Buyer’s rights hereunder may be listed as assignee/additional secured party or total assignee/additional secured party as the case may be) or (ii) that has been terminated or will be amended on or prior to the Purchase Agreement Effective Date to exclude the Subject Receivables and the Related Rights. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller.
(y)    Reliance on Separate Legal Identity. The Seller acknowledges that each of the Lenders and the Administrative Agent are entering into the Loan Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from the Seller.
(z)    [Reserved]
(aa)    [Reserved]
(bb)    [Reserved]
(cc)    Solvent. As of the Purchase Agreement Effective Date, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Seller is Solvent.
(dd)    [Reserved]
ARTICLE VI
COVENANTS OF THE SELLER

SECTION 6.1 Covenants. From the date hereof until the Final Payout Date, the Seller will, unless the Buyer and the Administrative Agent (as the Buyer’s assignee, for the benefit of the Secured Parties under the ABL Credit Agreement) shall otherwise consent in writing, comply with the following covenants:
(a)    Financial Reporting. The Seller shall furnish to the Buyer and, the Administrative Agent any information with respect to it or its assets necessary to allow the Buyer to comply with its obligations regarding field examinations pursuant to Section 5.6 of the ABL Credit Agreement.
(b)    Notice of Events of Default, Default, Purchase and Contribution Termination Events, Unmatured Purchase and Contribution Termination Events and Seller Material Adverse Effect. Promptly after a Seller Responsible Officer has obtained knowledge thereof, notify the Administrative Agent in writing of (i) the occurrence of any Event of Default under the ABL Credit Agreement or Purchase and Contribution Termination Event, which notice shall describe such Event of Default under the ABL Credit Agreement or Purchase and Contribution Termination Event (except to the extent the Administrative Agent shall have previously furnished to the Buyer, the Seller or an Originator written notice of such Event

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of Default under the ABL Credit Agreement or Purchase and Sale Termination Event, respectively), and if applicable, the steps being taken by the Seller with respect thereto (which notice shall be deemed given if such notice is provided pursuant to Section 5.7(a) of the ABL Credit Agreement or Section 6.1(b) of the Intermediate Purchase Agreement) and (ii) any change in the business, operations, property or financial or other condition of the Seller which would reasonably be expected to have a Seller Material Adverse Effect.
(c)    Existence; Conduct of Business. The Seller will do or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain the rights, licenses, permits, privileges (including its good standing where applicable in the relevant jurisdictions) and franchises material to the conduct of its business.
(d)    Compliance with Laws; Compliance with the Intermediate Purchase Agreement. The Seller will comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a Seller Material Adverse Effect. The Seller will comply in all respects with the obligations and covenants set forth in the Intermediate Purchase Agreement.
(e)    Indebtedness. The Seller has not incurred and will not incur any material Indebtedness (as defined in the ABL Credit Agreement).
(f)    Payments on Receivables. The Seller shall not instruct or permit any payments other than payments in respect of Pool Receivables and Related Assets to be made to any Intermediate Account or Buyer Controlled Account (except, with respect to any Buyer Controlled Account, amounts payable to Buyer (including for purposes of on-payment to the Administrative Agent, the Lenders or as otherwise permitted under the Loan Documents). If any such funds are nevertheless deposited into any Intermediate Account or Borrower Controlled Account, the Buyer will permit the Seller to transfer such funds as contemplated in Section 6.1(f) of the Intermediate Purchase Agreement (prior notice to the Administrative Agent, detailing the relevant transfers made). The Seller will not, and will not instruct any other Person, to commingle collections on Receivables with any other funds. The Seller shall not add to, replace or terminate any of the Intermediate Accounts (or any related lock-box or post office box) or make any change in its (or their) instructions to the Account Debtors in respect of Sold Accounts regarding payments to be made to the Intermediate Accounts (or any related lock-box or post office box) other than instructing Account Debtors to make payments to a different Intermediate Account (or related lock-box or post office box), unless the Administrative Agent shall have received (x) prior written notice of such addition, replacement, termination or change (such consent not to be unreasonably withheld, delayed or conditioned) and (y) a signed and acknowledged Cash Management Control Agreement (or amendment thereto) with respect to any such new Intermediate Accounts (or any related lock-box or post office box) confirming that the requirements of Section 2.21 of the ABL Credit Agreement have been met.
(g)    Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of any Subject Receivable or Related Rights, or assign any right to receive income in respect thereof, or create or suffer to exist any Adverse Claim arising through or under it upon, or with respect to, any Subject Receivable or Related Rights (including, without limitation, by filing of any financing statement).
(h)    [Reserved].
(i)    [Reserved]

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(j)    Change in Business, Etc. the Seller will not make any change in the character of its business that could reasonably be expected to impair the collectability of any Subject Receivable without the prior written consent of the Buyer and the Administrative Agent (as the Buyer’s assignee), acting if applicable at the direction of the Required Lenders.
(k)    Ownership Interest, Etc. the Seller shall cause the Servicer, at its expense, to take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or first priority perfected security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent as the Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement), including taking such action to perfect, protect or more fully evidence the ownership or security interest of the Buyer (and the Administrative Agent as the Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) as the Buyer or the Administrative Agent may reasonably request. In order to evidence such security interests, the Seller shall cause its Servicer, from time to time to take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Buyer or by the Administrative Agent) to maintain and perfect, as a first- priority interest, the Buyer’s and the Administrative Agent’s security interest in the Subject Receivables, Contracts, Related Security and Related Rights. The Seller shall, from time to time and within the time limits established by law, cause its Servicer to prepare and present to the Buyer and the Administrative Agent for each such person’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first- priority interest. Notwithstanding anything else in the Loan Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Loan Documents, without the prior written consent of the Administrative Agent.
(l)    Further Assurances. The Seller hereby authorizes and hereby agrees from time to time, at its own expense (or at the expense of the Servicer to the extent covered by the servicing fee), promptly to execute (if applicable) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder and/or security interest granted to Buyer herein or in the Subject Receivables or any Related Rights and/or security interest granted herein or therein pursuant to this Agreement, the ABL Credit Agreement or the other Loan Documents, or to enable the Buyer or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder or under the ABL Credit Agreement or the other Loan Documents. Without limiting the foregoing, the Seller hereby authorizes the Buyer and the Administrative Agent to, and will, upon the request of the Buyer or the Administrative Agent, at Seller’s own expense, execute (if applicable) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(m)    Mergers, Acquisitions, Sales, etc. The Seller shall not be a party to any merger, consolidation or other organizational restructuring unless (A) the Buyer, the Administrative Agent and each Lender has consented to any such merger, consolidation or restructuring, (B) the merger, consolidation or restructuring is permitted by Section 7.02 of the Company Credit Agreement, (C) any actions reasonably requested by the Buyer or the Administrative Agent to protect the first priority security interest of the Buyer and Administrative Agent in and to the Subject Receivables to be sold by Seller hereunder and the Related Security and Related Rights, have been taken by, and at the expense of the Seller (or Originator or Servicer, as applicable), (D) the surviving entity of any such merger shall have expressly assumed all of the Seller’s obligations hereunder and under the Intermediate Purchase Agreement and (E) the Buyer and the

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Administrative Agent have received executed copies of all documents, reaffirmations, certificates and opinions (including, without limitation, opinions relating to corporate, bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request. The Seller shall not, directly or indirectly sell, transfer, assign, convey or lease, whether in one or a series of transactions (A) all or substantially all of its assets (except in a transaction permitted by Section 7.02 of the Company Credit Agreement as in effect on the date hereof) or (B) other than pursuant to this Agreement, any Receivables, Related Security or Related Rights or any interest therein.
(n)    [Reserved].
(o)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. The Seller shall not take any action to cause or permit any Subject Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).
(p)    Cash Management. The Seller hereby agrees that upon the receipt of any cash into the Intermediate Accounts from Account Debtors whose Subject Receivables have been sold to the Buyer hereunder, the Seller shall, or shall cause the Servicer to, transfer all such amounts (for the avoidance of doubt, other than Excluded Amounts or proceeds from any Excluded Receivables) to a Borrower Account that is a Controlled Account, promptly and in any event within 2 Business Days after receipt thereof.
(q)    Fundamental Changes. The Seller shall not make any change in its legal name or location of organization or any other change in its identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement, the Intermediate Receivables Sale Agreement or the ABL Credit Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer and the Administrative Agent have each received ten (10) ten days’ prior notice thereof (or such shorter period as the Administrative Agent may agree in its discretion and been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent), on behalf of the Secured Parties, in and to the Subject Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, the Seller (or, if obligated under any relevant contract with the Seller, Originator or Servicer) (including the delivery of any legal opinions reasonably requested by the Administrative Agent, the filing of any UCC financing statements or amendments thereto, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
SECTION 6.2 Separateness Covenants. The Seller hereby acknowledges that this Agreement and the other Loan Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from Seller and its Affiliates. Therefore, from and after the date hereof, the Seller shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of the Seller and any other Person, and is not a division of such Seller, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Seller shall take such actions as shall be required in order that:
(a)    the Seller shall not be involved in the day to day management of the Buyer;
(b)    the Seller shall maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities (to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

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(c)    the financial statements and books and records of the Seller shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the loans thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;
(d)    except in connection with the servicing of the Receivables, (i) the Seller shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer and (ii) the Seller’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;
(e)    the Seller shall not conduct any of the business of the Buyer in its own name;
(f)    except as required by the Loan Documents, the Seller shall not pay any liabilities of the Buyer out of its own funds or assets;
(g)    except as required by the Loan Documents, the Seller shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;
(h)    the Seller shall not acquire obligations of the Buyer;
(i)    the Seller shall identify and hold itself out as a separate and distinct entity from the
Buyer;
(j)    the Seller shall correct any known misunderstanding respecting its separate identity from the Buyer;
(k)    the Seller shall maintain an arm’s-length relationship with the Buyer; shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and
(l)    the Seller shall not pay the salaries of the Buyer’s employees, if any.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF SUBJECT RECEIVABLES
SECTION 7.1 Rights of the Buyer. The Seller hereby authorizes the Buyer, the Servicer or their respective designees or assignees (including, without limitation, the Administrative Agent) to take any and all steps in the Seller’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Subject Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Subject Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Buyer or Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing under the ABL Credit Agreement and any such action may only be taken to the extent permitted by, and in accordance with, applicable law or regulation.
SECTION 7.2 Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

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(a)    The Seller shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve the Seller from such obligations.
(b)    None of the Buyer, the Lenders or the Administrative Agent shall have any obligation or liability to any Account Debtor or any other third Person with respect to any Subject Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of the Seller thereunder.
(c)    The Seller hereby grants to the Buyer and the Administrative Agent (as assignee of the Buyer for the benefit of the Secured Parties under the ABL Credit Agreement) an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default under the ABL Credit Agreement to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by the Buyer or the Administrative Agent (as assignee of Buyer for the benefit of the Secured Parties under the ABL Credit Agreement) (whether or not from Seller) in connection with any Subject Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right provided that any such action may only be taken to the extent permitted by, and in accordance with, applicable law or regulation.
SECTION 7.3 Further Action Evidencing Purchases. The Seller agrees that from time to time, at its expense (or at the expense of the Originators or Servicer, where Seller’s contract with the Originators or Servicer so provides), it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Subject Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer (or the Administrative Agent as the Buyer’s assignee) to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, upon the reasonable request of the Buyer or the Administrative Agent, the Seller will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
The Seller hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Subject Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by the Seller (or, where its contracts so provide, the Originator or Servicer).
SECTION 7.4 [Reserved].
SECTION 7.5 Performance of Obligations. The Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Subject Receivables to the same extent as if interests in such Subject Receivables had not been transferred hereunder, but only to the extent that such obligations are not included in the Subject Receivables or Related Rights sold or purportedly sold to the Buyer hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve the Seller from any such obligations and (ii) pay when due any Taxes imposed upon it or upon its income or profits or in respect of its property, except to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings as to which no Subject Receivable, Related Security or Related Rights would become subject to forfeiture or loss as a result of such contest and for which adequate reserves have been

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established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
ARTICLE VIII
THE SERVICER AND SERVICING IN RESPECT OF SUBJECT RECEIVABLES
SECTION 8.1 Servicing.
(a)    Appointment. The servicing, administration and collection of the Pool Receivables shall be conducted by a Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. HECO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Servicer may delegate any of its duties and responsibility to agents and outside collection agencies in accordance with its customary practices including, without limitation to any other Originator, subject to compliance with Applicable Law.
(b)    Servicing Standard. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect and service each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence and, in any event with no less care and diligence than it would exercise in the collection and servicing of its own receivables.
(c)    Servicing Fees. In consideration of the Servicer’s agreement to act hereunder, the Buyer agrees to pay over to the Servicer a fee (the “Servicing Fee”) equal to $90,000 per month, as compensation for its servicing activities. The Servicer shall also be entitled to receive on each Interest Payment Date all of the Servicer’s reasonable and documented out-of-pocket costs and expenses in connection with servicing, administering and collecting the Pool Receivables (“Servicing Expenses”). Such compensation and expenses shall be payable on each Interest Payment Date to the extent funds are available after the payment of any other Obligations due and payable on such Interest Payment Date.
(d)    Cash Management. The Servicer shall (i) direct all applicable third parties to pay all amounts due with respect to the Subject Receivables to the Intermediate Accounts, (ii) transfer any such amounts received directly by the Servicer to the Intermediate Account promptly and in any event within 2 Business Days after receipt thereof, and (iii) transfer all amounts (for the avoidance of doubt, other than Excluded Amounts or proceeds from any Excluded Receivables) deposited into the Intermediate Account to a Borrower Account that is a Controlled Account promptly and in any event within 2 Business Days after receipt thereof.
(e)    Accuracy of Information. The Servicer hereby represents with respect to it as Servicer or Originator and the Subject Receivables sold to the Buyer on the day such Subject Receivables are sold to the Buyer hereunder: No written report, financial statement, certificate or other written information furnished by or on behalf of the Buyer concerning the Buyer or the Company and its Subsidiaries (other than projected financial information, pro forma financial information, budgets, estimates, other forward-looking statements and information of a general economic or industry nature) to the Administrative Agent or any other Credit Party, directly or indirectly by or on behalf of any Originator in connection with the transactions contemplated by the Loan Documents and the negotiation of the Intermediate Purchase Agreement and this Agreement (as modified or supplemented by other information so furnished) when taken as a whole and as supplemented contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole) in light of the circumstances under which such statements are made, not materially misleading; provided, that the foregoing is hereby qualified to the extent of any projections or other “forward-looking statements”, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,”

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“estimates” or similar expressions; and provided, further, that any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements; it being expressly understood and agreed that (i) forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning the Borrower and its Subsidiaries or Affiliates, the performance of the industries in which they do business and economic and market factors, among other things, and (ii) such forward-looking statements are not guarantees of future performance. With respect to written projected financial information and pro forma financial information, the Servicer represents that such written information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was made available to the Buyer, the Administrative Agent or any other Credit Party, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Servicer and its subsidiaries, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized. All Purchase Reports, certificates, reports, statements, documents and other information furnished to the Buyer, the Administrative Agent or any other Credit Party by it pursuant to any provision of this Agreement or any other Loan Document to which it is a party, or in connection with or pursuant to any amendment or modification of, or waiver under, the Intermediate Purchase Agreement, this Agreement or any other Loan Document to which it is a party, is, at the time the same are so furnished, when taken as a whole, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Credit Party.
ARTICLE IX
TERMINATION EVENTS

SECTION 9.1 Termination Events. Each of the following events or occurrences described in this Section 9.1 shall constitute a “Purchase and Contribution Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Contribution Termination Event being referred to herein as an “Unmatured Purchase and Contribution Termination Event”):
(a)    each event or occurrence described in Section 9.1 of the Intermediate Purchase
Agreement; or
(b)    the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement (including, for the avoidance of doubt, as and when required by Section 9.2 hereof) or any other Loan Document to which it it’s a party and such failure shall remain unremedied for two (2) Business Days; or
(c)    any representation or warranty made or deemed to be made by the Seller (or any of its officers) or the Servicer under or in connection with this Agreement, any other Loan Documents to which it is a party, or any other information or report delivered by it pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided that no breach of a representation or warranty set forth in Section 5.1(l) shall constitute a Purchase and Contribution Termination Event pursuant to this clause (c) if the applicable Originator has complied with Section 3.4(b) hereof with respect to such breach;
(d)    the Seller or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document to which it is a party on its part to

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be performed or observed and such failure, solely to the extent capable of cure, shall continue unremedied for thirty (30) days; or
(e)    the Seller or the Servicer shall cease to be Solvent.
SECTION 9.2 Remedies.
(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Contribution Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Seller (with a copy to the Administrative Agent and the Lenders), to declare the Borrower Purchase Facility terminated and/or replace the Servicer hereunder.
(b)    Remedies Cumulative. Upon any termination of the Borrower Purchase Facility pursuant to Section 9.2(a), the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.
ARTICLE X
INDEMNIFICATION
SECTION 10.1 Indemnities by the Seller or Servicer. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, the Seller or, to the extent the relevant indemnifiable event is caused by the Servicer’s action or inaction, the Servicer hereby agrees to indemnify the Buyer, the Administrative Agent (as assignee of the Buyer for the benefit of the Secured Parties under the ABL Credit Agreement), each Lender and their respective Related Parties (each of the foregoing Persons being individually called a “Purchase and Contribution Indemnified Party”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (i) any failure of the Seller to comply with any of its covenants, obligations or agreements contained in this Agreement or any other Loan Document to which it is a party or the Seller’s gross negligence (ii) the breach of any representation or warranty made or deemed made by the Seller under or in connection with this Agreement or any of the other Loan Documents to which it is a party or (iii)willful misconduct in the performance of its duties or obligations under this Agreement or any other Loan Document to which it is a party, including any judgment, award, settlement, attorney costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim resulting from the foregoing (all of the foregoing being collectively referred to as, “Purchase and Contribution Indemnified Amounts”). Without limiting or being limited by the foregoing, the Seller (or, where the indemnifiable event is caused by the Servicer’s action or inaction, the Servicer, shall pay on demand to each Purchase and Contribution Indemnified Party any and all documented amounts necessary to indemnify such Purchase and Contribution Indemnified Party from and against any and all Purchase and Contribution Indemnified Amounts relating to or resulting from any of the following:
(a)    the breach of any representation or warranty made or deemed made by the Seller under or in connection with this Agreement or any of the other Loan Documents to which it is a party, or any information or report delivered by or on behalf of the Seller pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)    the transfer by the Seller of any interest in any Subject Receivable or Related Right sold or purportedly sold to Buyer hereunder other than the transfer of any Subject Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;

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(c)    the failure by the Seller to comply with the terms of any Loan Document to which it is a party or with any Applicable Law with respect to any Subject Receivable or the related Contract; or the failure of any Subject Receivable or the related Contract to conform to any such Applicable Law on or prior to the applicable Sale Date for such Subject Receivable;
(d)    the Seller or its Servicer having caused the Buyer not having of an enforceable ownership interest, or a first priority perfected security interest, in the Pool Receivables (and all Related Security) sold by the Seller against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim (other than any Adverse Claim of the Administrative Agent (as an assignee of Buyer));
(e)    the failure of the Seller or its Servicer to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the transfer by the Seller to the Buyer of any Pool Receivable or the Related Rights;
(f)    [Reserved];
(g)    [Reserved];
(h)    [Reserved];
(i)    the commingling by the Seller of Collections of Pool Receivables at any time with other funds;
(j)    [Reserved];
(k)    [Reserved];
(l)    the failure by the Seller to pay when due any Taxes required to be paid by the Seller, including, without limitation, sales, excise or personal property Taxes;
(m)    [Reserved]; or
(n)    [Reserved].
provided that, in each case, such indemnity shall not be available to any Purchase and Contribution Indemnified Party to the extent that such Purchase and Contribution Indemnified Amounts (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from such Purchase and Contribution Indemnified Party’s gross negligence or willful misconduct or (y) include losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Account Debtor; and in no event shall Seller or Servicer be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).
If for any reason the indemnification provided above in this Section 10.1 is unavailable to a Purchase and Contribution Indemnified Party or is insufficient to hold such Purchase and Contribution Indemnified Party harmless, then the Seller or the Servicer, as applicable, shall contribute to the amount paid or payable by such Purchase and Contribution Indemnified Party to the maximum extent permitted under Applicable Law.

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ARTICLE XI
MISCELLANEOUS
SECTION 11.1 Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and the Seller, with the prior written consent of the Administrative Agent (as the Buyer’s assignee).
(b)    No failure or delay on the part of any party hereto or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Loan Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 11.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail communication) and shall be delivered or sent by electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address of such party set forth under its name on Schedule IV hereof or at such other address or electronic mail address as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the ABL Credit Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or no delivery failure error messages or other electronic means in case of electronic email.
SECTION 11.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Seller hereby authorizes the Buyer, the Administrative Agent and each Lender (each a “Set-off Party”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Seller to such Set-off Party arising in connection with the Loan Documents to which the Seller is a party (including, without limitation, amounts payable pursuant to Section 10.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, such Set-off Party to or for the credit or the account of the Seller.
SECTION 11.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns (including the Administrative Agent, as the Buyer’s assignee). The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer and the Administrative Agent (as the Buyer’s assignee), except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until terminated or such earlier time as the parties hereto shall agree. The rights and

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remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article V and the indemnification and payment provisions of Article X shall be continuing and shall survive any termination of this Agreement.
SECTION 11.5 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF (EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 11.6 [Reserved].
SECTION 11.7 CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b) EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV. NOTHING IN THIS SECTION
11.7 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 11.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 11.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Article, Section, Schedule or Exhibit, if specified, are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 11.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when

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taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 11.11 Third-Party Beneficiaries. By execution below, the Seller expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement and all liens granted hereunder (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Secured Parties under the ABL Credit Agreement), and the Seller irrevocably consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and each of the other Secured Parties are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Loan Documents to which the Seller is a party, and notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuation of an Event of Default under the ABL Credit Agreement, the Administrative Agent (as the total assignee of Buyer’s rights hereunder), and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 11.12 No Proceeding.
(a)    The Seller hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any insolvency proceeding. The Seller further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount to the Seller pursuant to this Agreement unless the Buyer has received funds which may, subject to the ABL Credit Agreement, be used to make such payment. All payments to be made by the Buyer under this Agreement shall be made exclusively out of Collections or monies received by the Buyer from its shareholder(s) other than the initial share capital. Any amount which the Buyer does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by the Seller for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 11.12(a) shall survive any termination of this Agreement.
(b)      The Buyer hereby
agrees that it will not institute, or join any other Person in instituting, against the Seller any insolvency proceeding. The Buyer further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Seller shall not, and shall not be obligated to, pay any amount to the Buyer pursuant to this Agreement unless the Seller has received funds which may be used to make such payment. All payments to be made by the Seller under this Agreement shall be made exclusively out of Collections (other than Excluded Amounts) or monies received by the Seller from its shareholder(s) other than the initial share capital. Any amount which the Seller does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Seller by the Buyer for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 11.12(b) shall survive any termination of this Agreement.
SECTION 11.13 Mutual Negotiations. This Agreement and the other Loan Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Loan Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Loan Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

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SECTION 11.14 Limited Recourse.
(a)    Except as explicitly set forth herein, the obligations of the Buyer under this Agreement or any other Loan Documents to which it is a party are solely the obligations of the Buyer. No recourse under any Loan Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section 11.14(a) shall survive any termination of this Agreement.
(b)    Except as explicitly set forth herein, the obligations of the Seller under this Agreement or any other Loan Documents to which it is a party are solely the obligations of the Seller. No recourse under any Loan Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Seller. The agreements in this Section 11.14(b) shall survive any termination of this Agreement.
SECTION 11.15 Limitation of Liability. No claim may be made by the Seller against Buyer, any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 11.16 Certain Defined Terms. As used in this Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“ABL Credit Agreement” has the meaning assigned to such term in the introductory statement.
“Account Debtors” has the meaning assigned to such term in the Background.
“Administrative Agent” has the meaning assigned to such term in the introductory statement.
“Adverse Claim” means any Lien other than a Permitted Lien; it being understood that any Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties under the ABL Credit Agreement) shall not constitute an Adverse Claim.
“Agreement” has the meaning assigned to such term in the preamble.
“Borrower Purchase Facility” has the meaning assigned to such term in Section 1.1.
“Borrower Purchase Termination Date” has the meaning assigned to such term in Section
1.4.
“Buyer” has the meaning assigned to such term in the preamble.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by Seller or the Buyer in payment of any amounts owed in respect of such Pool Receivable (including

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purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable and (b) all other proceeds of such Pool Receivable.
“Company” has the meaning assigned to such term in the preamble.
“Company Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of May 14, 2021, by and among the Company, as Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank (as amended, amended and restated, supplemented or modified from time to time).
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, terms, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Account Debtor becomes or is obligated to make payment in respect of such Receivable.
“Cut-Off Date” shall have the meaning assigned to such term in the Intermediate Purchase
Agreement.
“Dilution Factor” has the meaning assigned to such term in the Intermediate Purchase
Agreement.
“Excluded Amounts” means taxes and other amounts collected by any Originator for others (including payments to the Public Benefit Fund and Green Infrastructure fees (GEMS)) as listed in reasonably satisfactory detail on a certificate of a Servicer Responsible Officer (as updated and delivered to the Administrative Agent from time to time).
“Excluded Receivables” shall have the meaning assigned to such term in the Intermediate Purchase Agreement.
“Final Payout Date” means the date on which (i) no interest or principal in respect of the Loans shall be outstanding, and (ii) all other amounts owing to the Lenders, the Administrative Agent and the other Indemnitees under the Credit Agreement and each of the other Loan Documents have been paid in full (other than indemnification or other contingent obligations not yet due and owing).
“HECO” has the meaning assigned to such term in the preamble.
“Initial Borrowing Date” is defined in the ABL Credit Agreement.
“Intermediate Account” shall have the meaning assigned to such term in the Intermediate Purchase Agreement.
“Non-Commodity Related Receivables” means accounts receivable resulting from (i) receivables other than for the delivery, distribution and transmission of electricity and charges included as part of the combined invoices for such electric power delivery and transmission services, including those received from the Hawaii Authority for Rapid Transportation (HART) for the construction and supply of infrastructure, “joint pole” related billing, contributions in aid of construction, customer advances, payments related to the privatization of the U.S. Army electric systems, line extension (overhead and underground), interconnection fees, damage claims, and revenue protection, (ii) receivables from temporary services of the type set forth in Hawaiian Electric Tariff Rule 12 and receivables from special facilities service request of the type set forth in Hawaiian Electric Tariff Rule 13 section D, 5, and (iii) receivables from any Affiliate (other than American Savings Bank, F.S.B. and any employees, officers, directors or

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stockholders that are natural persons) resulting from the delivery, distribution and transmission of electric power to such Affiliate.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof (after giving effect to any U.S. GAAP Ordinary Course Reserves).
“Payment Date” (i) the Purchase Agreement Effective Date and (ii) each Business Day thereafter that the Seller is open for business.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Purchase Agreement Effective Date” has the meaning assigned to such term in Section 4.1.
“Purchase and Contribution Indemnified Amounts” has the meaning assigned to such term in Section 10.1.
“Purchase and Contribution Indemnified Party” has the meaning assigned to such term in Section 10.1.
“Purchase and Contribution Termination Event” has the meaning assigned to such term in Section 9.1.
“Purchase Price” has the meaning assigned to such term in Section 1.3.
“Receivable” means any indebtedness and other obligations owed to the Originators, the Seller or the Buyer by, or any right of the Buyer, the Seller or any Originator to payment from or on behalf of, an Account Debtor, whether constituting an account, chattel paper, a payment intangible, an instrument or a general intangible, in each instance arising in connection with such Person’s ordinary course sale electric utility customers of electricity (including transmission, distribution and production thereof), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto, but excludes all Non-Commodity Related Receivables. Payment obligations arising from such goods or services in respect of any one billing cycle, including, without limitation, payment obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of payment obligations arising from any such goods or services in respect of any other billing cycle or any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Subject Receivables purchased or acquired by the Buyer pursuant to this Agreement prior to the Purchase Termination Date.
“Reconveyable Receivable” shall have the meaning assigned to such term in the Intermediate Purchase Agreement.
“Related Rights” has the meaning assigned to such term in Section 1.1.
“Related Security” with respect to any Receivable means:

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(a)    [reserved];
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Buyer’s, the Seller’s and the Originator’s rights, interests and claims under the Contracts, including all rights to service and enforce the Contract and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and
(e)    all of the Buyer’s rights, interests and claims hereunder and under the other Loan Documents.
“Sale Date” has the meaning assigned to such term in Section 1.2(b).
“Seller” has the meaning assigned to such term in the preamble.
“Seller Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the Subject Receivables sold by it hereunder, (ii) the ability of the Seller to perform its obligations under this Agreement and any other Loan Document to which the Seller is a party; or (iii) the material rights and remedies of the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) under this Agreement and the other Loan Documents to which the Seller is a party, including the legality, validity, binding effect or enforceability of this Agreement and such other Loan Documents.
“Seller Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of the Seller or any other responsible officer or employee of the Seller designated in or pursuant to an agreement between the Seller and the Administrative Agent.
“Servicer” has the meaning assigned to such term in Section 8.1(a).
“Servicer Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of any Servicer or any other responsible officer or employee of such Servicer designated in or pursuant to an agreement between such Servicer and the Administrative Agent.
“Servicing Expenses” has the meaning assigned to such term in Section 8.1(c).
“Servicing Fee” has the meaning assigned to such term in Section 8.1(c).
“Set-off Party” has the meaning assigned to such term in Section 11.3.

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“Subject Receivable” shall have the meaning assigned to such term in the Intermediate Purchase Agreement.
“Unmatured Purchase and Contribution Termination Event” has the meaning assigned to such term in Section 9.1.
“U.S. GAAP Ordinary Course Reserves” means any reductions to the Outstanding Balance of any Receivable properly recorded in accordance with GAAP which relate to any discounts, chargebacks and rebates incurred in the ordinary course of business.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HE AR BRWR LLC, as Buyer

By:	HE AR INTER LLC
Its Member

	By:	HAWAIIAN ELECTRIC COMPANY, INC.
Its Member

		By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

		By:	/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

HE AR INTER LLC, as Seller

	By:	HAWAIIAN ELECTRIC COMPANY, INC.
Its Member

		By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

		By:	/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

HAWAIIAN ELECTRIC COMPANY, INC, as Servicer

		By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

		By:	/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

[Signature Page to the Purchase and Contribution Agreement]

Schedule I
List and Location of the Seller
Delaware
Schedule I
Borrower Purchase and Contribution Agreement
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Schedule II
Location of Books and Records of the Seller
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
Schedule II
Borrower Purchase and Contribution Agreement
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Schedule III
[Reserved]
Schedule III
Borrower Purchase and Contribution Agreement
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Schedule IV
Notice Addresses
If to the Seller:

HE AR INTER LLC
P.O. Box 2750
Honolulu, Hawaii 96840

With a copy to each of:

Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

and

Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

If to the Buyer:

HE AR BRWR LLC
P.O. Box 2750
Honolulu, Hawaii 96840

With a copy to each of:

Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

and

Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

    Schedule IV
Borrower Purchase and Contribution Agreement
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If to the Servicer:
HAWAIIAN ELECTRIC COMPANY, INC.
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

With a copy to:

Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

    Schedule IV
Borrower Purchase and Contribution Agreement
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